SIXTH AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

WISDOMTREE TRUST

AND

STATE STREET BANK AND TRUST COMPANY

This Sixth Amendment (this “Amendment”) dated July 1, 2015 is between WISDOMTREE TRUST (the “Trust”), ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B TO THE AGREEMENT (as defined below), SEVERALLY AND NOT JOINTLY (each a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement dated September 27, 2013 between the Trust, on behalf of each of the Funds, and State Street, as amended to date (the “Agreement”).

WHEREAS, each of the Funds and State Street desire to amend the Agreement as specifically set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B hereto.

3. Representations and Warranties. Each of the Trust and State Street represents and warrants that (a) it has the requisite power and authority under applicable laws and by its organizational and governing documents to enter into this Amendment (with respect to the Trust, on behalf of each Fund) and the transactions contemplated hereby, and to perform its obligations hereunder; (b) all requisite proceedings have been taken to authorize it to enter into and perform this Amendment; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; (d) no legal or administrative proceedings have been instituted or threatened which would impair its ability to perform its duties and obligations under this Amendment; (e) its entrance into this Amendment and performance by it hereunder will not cause a material breach or be in material conflict with any of its other agreements or obligations; and (f) the execution, delivery and performance by it of this Amendment will at all times comply with all applicable laws and regulations applicable to it.

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4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

5. Governing Law. This Amendment shall be construed and governed in accordance with the laws of the State of New York, without giving effect to choice of law or conflict of law principles.

6. Effective Date. This Amendment shall be effective as of the date first set forth above.

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IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Fifth Amendment, effective as of the first date set forth above.

WISDOMTREE TRUST, on behalf of each of its series as listed on Schedule B to the Agreement, severally and not jointly

By:

Name:	Jonathan Steinberg

Title:	President

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Gino L. Timperio

Title:	Senior Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated as of the 27th day of September 2013 between WISDOMTREE TRUST, ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”), as amended.

Fund Name	Fund Ticker	TIN	FYE
WisdomTree Emerging Markets Equity Income Fund	DEM	20-8688393	Mar 31
WisdomTree Emerging Markets SmallCap Dividend Fund	DGS	26-0555916	Mar 31
WisdomTree Middle East Dividend Fund	GULF	26-2521188	Mar 31
WisdomTree China ex-State-Owned Enterprises Fund (f/k/a WisdomTree China Dividend ex-Financials Fund (CHXF))	CXSE	80-0812156	Mar 31
WisdomTree India Earnings Fund	EPI	20-8271946	Mar 31
WisdomTree Emerging Markets Dividend Growth Fund	DGRE	46-2674559	Mar 31
WisdomTree Emerging Markets Consumer Growth Fund	EMCG	46-2685903	Mar 31
WisdomTree Asia-Pacific ex-Japan Fund	AXJL	20-4184884	Mar 31
WisdomTree Australia Dividend Fund	AUSE	20-4184932	Mar 31
WisdomTree DEFA Equity Income Fund	DTH	20-4185692	Mar 31
WisdomTree DEFA Fund	DWM	20-4185606	Mar 31
WisdomTree Europe SmallCap Dividend Fund	DFE	20-6905697	Mar 31
WisdomTree Global Equity Income Fund	DEW	20-4184691	Mar 31

WisdomTree Global ex-U.S. Dividend Growth Fund	DNL	20-4184829	Mar 31
WisdomTree International Dividend ex-Financials Fund	DOO	20-4185016	Mar 31
WisdomTree International LargeCap Dividend Fund	DOL	20-4185073	Mar 31
WisdomTree International MidCap Dividend Fund	DIM	20-4185270	Mar 31
WisdomTree International SmallCap Dividend Fund	DLS	20-4185347	Mar 31
WisdomTree Japan SmallCap Dividend Fund	DFJ	20-6905707	Mar 31
WisdomTree Commodity Country Equity Fund	CCXE	56-2607541	Mar 31
WisdomTree Global Natural Resources Fund	GNAT	37-1528469	Mar 31
WisdomTree Global ex-U.S. Utility Fund	DBU	32-0181041	Mar 31
WisdomTree Global ex-U.S. Real Estate Fund	DRW	20-8688308	Mar 31
WisdomTree Japan Hedged Equity Fund	DXJ	20-4184758	Mar 31
WisdomTree Europe Hedged Equity Fund	HEDJ	26-3143870	Mar 31
WisdomTree Japan Hedged SmallCap Equity Fund	DXJS	46-2518016	Mar 31
WisdomTree United Kingdom Hedged Equity Fund	DXPS	46-2527487	Mar 31
WisdomTree Germany Hedged Equity Fund	DXGE	46-2567000	Mar 31
WisdomTree Korea Hedged Equity Fund	DXKW	46-2540777	Mar 31
WisdomTree Dividend ex-Financials Fund	DTN	20-4185397	Mar 31

WisdomTree Equity Income Fund	DHS	20-4184623	Mar 31
WisdomTree LargeCap Dividend Fund	DLN	20-4185467	Mar 31
WisdomTree MidCap Dividend Fund	DON	20-4185514	Mar 31
WisdomTree SmallCap Dividend Fund	DES	20-4185562	Mar 31
WisdomTree Total Dividend Fund	DTD	20-4184568	Mar 31
WisdomTree Earnings 500 Fund	EPS	74-3201195	Mar 31
WisdomTree LargeCap Value Fund	EZY	74-3201187	Mar 31
WisdomTree MidCap Earnings Fund	EZM	74-3201194	Mar 31
WisdomTree SmallCap Earnings Fund	EES	74-3201196	Mar 31
WisdomTree Total Earnings Fund	EXT	74-3201190	Mar 31
WisdomTree U.S. Dividend Growth Fund	DGRW	46-2493891	Mar 31
WisdomTree U.S. SmallCap Dividend Growth Fund	DGRS	46-2505717	Mar 31
WisdomTree Managed Futures Strategy Fund	WDTI	27-3084885	Aug 31
WisdomTree Brazilian Real Strategy Fund	BZF	26-1751437	Aug 31
WisdomTree Chinese Yuan Strategy Fund	CYB	26-1751491	Aug 31
WisdomTree Indian Rupee Strategy Fund	ICN	26-1751534	Aug 31
WisdomTree Emerging Currency Strategy Fund	CEW	26-1751963	Aug 31

WisdomTree Commodity Currency Strategy Fund	CCX	27-2183881	Aug 31
WisdomTree Bloomberg U.S. Dollar Bullish Fund	USDU	46-4054867	Aug 31
WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	AGND	46-4164645	Aug 31
WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	AGZD	46-4161103	Aug 31
WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	HYND	46-4185856	Aug 31
WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	HYZD	46-4180655	Aug 31
WisdomTree Australia And New Zealand Debt Fund	AUNZ	26-1751379	Aug 31
WisdomTree Emerging Markets Local Debt Fund	ELD	27-2121418	Aug 31
WisdomTree Asia Local Debt Fund	ALD	27-4265822	Aug 31
WisdomTree Global Real Return Fund	RRF	27-0718896	Aug 31
WisdomTree Emerging Markets Corporate Bond Fund	EMCB	80-0774991	Aug 31
WisdomTree Strategic Corporate Bond Fund	CRDT	90-0912889	Aug 31
WisdomTree Japan Interest Rate Strategy Fund	JGBB	46-3818061	Aug 31
WisdomTree Bloomberg Floating Rate Treasury Fund	USFR	46-4494453	Aug 31
WisdomTree Japan Hedged Real Estate Fund	DXJR	46-4422185	Mar 31
WisdomTree Japan Hedged Financials Fund	DXJF	46-4438891	Mar 31
WisdomTree Japan Hedged Capital Goods Fund	DXJC	46-4467563	Mar 31

WisdomTree Japan Hedged Health Care Fund	DXJH	46-4480255	Mar 31
WisdomTree Japan Hedged Tech, Media & Telecom Fund	DXJT	46-4453204	Mar 31
WisdomTree Japan Hedged Dividend Growth Fund	JHDG	47-3400688	Mar 31
WisdomTree Europe Dividend Growth Fund	EUDG	46-4927310	Mar 31
WisdomTree International Hedged Dividend Growth Fund	IHDG	46-5131276	Mar 31
WisdomTree Emerging Markets ex-State Owned Enterprises Fund	XSOE	47-1905177	Mar 31
WisdomTree Europe Hedged SmallCap Equity Fund	EUSC	47-2887713	Mar 31
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	PUTW	47-3680143	Aug 31
WisdomTree Global ex-U.S. Hedged Dividend Fund	DXUS	47-3901128	Mar 31
WisdomTree International Hedged SmallCap Dividend Fund	HDLS	47-3915070	Mar 31
WisdomTree Japan Dividend Growth Fund	JDG	47-3929996	Mar 31
WisdomTree Western Asset Unconstrained Bond Fund	UBND	47-3759159	Aug 31
WisdomTree International Hedged Equity Fund	HDWM	47-4286566	Mar 31
WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund	AGGY	47-4174766	Aug 31
WisdomTree Global Quality Dividend Growth Fund	GDG	47-4145956	June 30
WisdomTree Strong Dollar Emerging Markets Equity Fund	EMSD	47-4131946	June 30
WisdomTree Weak Dollar U.S. Equity Fund	USWD	47-4195671	June 30
WisdomTree Strong Dollar U.S. Equity Fund	USSD	47-4183178	June 30